NEWS RELEASE

July 27, 2006                                Contact: Dennis R. Stewart, EVP/CFO
FOR IMMEDIATE RELEASE                                             (215) 579-4000

          TF FINANCIAL CORPORATION REPORTS SECOND QUARTER 2006 RESULTS
                             AND QUARTERLY DIVIDEND

Newtown, Pennsylvania: TF Financial Corporation (NASDAQ - THRD) today reported net income of $1,392,000 ($0.51 per diluted share) for the second quarter of 2006, compared with $1,605,000 ($0.57 per diluted share) during the second quarter of 2005. Net income for the six month period ended June 30, 2006 was $2,647,000 ($0.98 per diluted share) compared with $3,081,000 ($1.09 per diluted share) during the first six months of 2005. The Company also announced that its Board of Directors declared a quarterly dividend of $0.19 per share, payable August 15, 2006 to shareholders of record on August 8.

Highlights for the current quarter included:

o Interest income increased by 15% compared to the second quarter of 2005, and is up 5.8% compared with the first quarter of 2006, reflecting continued strong loan growth since the year-ago and linked-quarter periods.

o Total retail deposits increased from $464.3 million at March 31, 2006 to $468.0 million at June 30, 2006. Also, during the second quarter of 2006 the Company established a broker deposit program, raising $11.7 million in deposits from this source. In addition, continuing its heightened efforts initiated during the first quarter of 2006, the Company increased the interest rates paid on its deposits and offered attractively priced new deposit products as part of its efforts to manage deposit attrition and attract new deposit relationships.

o The Company's net interest margin was 3.63% during the quarter ended June 30, 2006 compared with 3.60% during the first quarter of 2006. In addition, net interest income increased by $172,000 and $105,000 during the second quarter of 2006 compared with the first quarter of 2006 and second quarter of 2005, respectively.

o Affecting year to year comparability, operating results for the second quarter of 2006 contained $185,000 of stock compensation expense due in part to the adoption during the first quarter of 2006 of a new accounting principle requiring the expensing of the value of stock options.

o Also affecting year to year comparability, operating results during the second quarter of 2006 contained approximately $93,000 of direct expense related to a new branch office opened during the third quarter of 2005.

o Dividends paid in the quarter were $0.19 per share, up 5.6% from the $0.18 per share paid during the second quarter of 2005.

Commenting on the performance of the company, President Kent C. Lufkin stated that, "I believe that the company continues to perform well in spite of the ongoing challenge created by fierce competition for deposits and the high cost of alternative funding options. Helping to offset the negative effect of these rising funding costs, we have continued to experience strong loan activity while exercising prudent expense control and bringing on line new sources of non-interest income. Simultaneously, we are improving our operating infrastructure and our product and service offerings."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 15 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Interested parties can find a wealth of financial information on the website by selecting "About Us" on the home page, then selecting the "Investor Relations" option.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

T F FINANCIAL CORPORATION
FINANCIAL INFORMATION
(dollars in thousands except per share data)


                                                   THREE MONTHS           INC
                                              6/30/2006    6/30/2005     (DEC)

EARNINGS SUMMARY

          Interest Income                        $ 9,627      $ 8,371     15.0%
          Interest expense                         3,948        2,797     41.2%
          Net interest income                      5,679        5,574      1.9%
          Loan loss provision                         60          150    -60.0%
          Non-interest income                        625          677     -7.7%
          Non-interest expense                     4,301        3,943      9.1%
          Income taxes                               551          553     -0.4%
          Net income                             $ 1,392      $ 1,605    -13.3%

PER SHARE INFORMATION

          Earnings per share, basic               $ 0.52       $ 0.59    -11.9%
          Earnings per share, diluted             $ 0.51       $ 0.57    -10.5%

          Dividends paid                          $ 0.19       $ 0.18      5.6%

FINANCIAL RATIOS

          Annualized return on average assets      0.83%        1.00%    -17.0%
          Annualized return on average equity      8.95%       10.71%    -16.4%
          Efficiency ratio                        68.88%       64.63%      6.6%

AVERAGE BALANCES

          Loans                                $ 512,542    $ 457,289     12.1%
          Mortgage-backed securities              82,311      112,939    -27.1%
          Investment securities                   41,703       35,635     17.0%
          Other interest-earning assets              999        2,368    -57.8%
          Total earning assets                   637,555      608,231      4.8%
          Non-earning assets                      35,757       36,599     -2.3%
          Total assets                           673,312      644,830      4.4%

          Deposits                               467,570      466,679      0.2%
          FHLB advances                          135,399      111,734     21.2%
          Total interest bearing liabilities     602,969      578,413      4.2%
          Non-interest bearing liabilities         7,963        6,331     25.8%
          Stockholders' equity                    62,380       60,086      3.8%
          Total liabilities & stockholders'    $ 673,312    $ 644,830      4.4%
            equity

SPREAD AND MARGIN ANALYSIS

Average yield on:
          Loans                                       6.39%        5.88%
          Mortgage-backed securities                  4.66%        4.59%
          Investment securities                       5.61%        4.96%
          Other interest-earning assets               5.62%        2.03%
Average cost of:
          Deposits                                    2.20%        1.57%
          FHLB advances                               4.11%        3.47%

Interest rate spread                                  3.49%        3.63%
Net interest margin                                   3.63%        3.73%

T F FINANCIAL CORPORATION
FINANCIAL INFORMATION
(dollars in thousands except per share data)


                                                       SIX MONTHS          INC
                                                 6/30/2006    6/30/2005   (DEC)

EARNINGS SUMMARY

          Interest Income                          $ 18,730    $ 16,468   13.7%
          Interest expense                            7,544       5,264   43.3%
          Net interest income                        11,186      11,204   -0.2%
          Loan loss provision                           150         300  -50.0%
          Non-interest income                         1,306       1,339   -2.5%
          Non-interest expense                        8,671       8,074    7.4%
          Income taxes                                1,024       1,088   -5.9%
          Net income                                $ 2,647     $ 3,081  -14.1%

PER SHARE INFORMATION

          Earnings per share, basic                  $ 0.98      $ 1.12  -12.5%
          Earnings per share, diluted                $ 0.98      $ 1.09  -10.1%

          Dividends paid                             $ 0.38      $ 0.36    5.6%

FINANCIAL RATIOS

          Annualized return on average assets         0.80%       0.97%  -17.5%
          Annualized return on average equity         8.55%      10.32%  -17.2%
          Efficiency ratio                           70.26%      65.95%    6.5%

AVERAGE BALANCES

          Loans                                   $ 505,475   $ 451,983   11.8%
          Mortgage-backed securities                 86,868     115,861  -25.0%
          Investment securities                      41,670      34,256   21.6%
          Other interest-earning assets                 697       1,755  -60.3%
          Total earning assets                      634,710     603,855    5.1%
          Non-earning assets                         34,790      34,870   -0.2%
          Total assets                              669,500     638,725    4.8%

          Deposits                                  464,156     461,028    0.7%
          FHLB advances                             135,656     111,810   21.3%
          Total interest bearing liabilities        599,812     572,838    4.7%
          Non-interest bearing liabilities            7,256       5,703   27.2%
          Stockholders' equity                       62,432      60,184    3.7%
          Total liabilities & stockholders'       $ 669,500   $ 638,725    4.8%
            equity

SPREAD AND MARGIN ANALYSIS

Average yield on:
          Loans                                       6.32%       5.88%
          Mortgage-backed securities                  4.57%       4.52%
          Investment securities                       5.27%       4.83%
          Other interest-earning assets               6.37%       2.53%
Average cost of:
          Deposits                                    2.09%       1.47%
          FHLB advances                               4.07%       3.42%

Interest rate spread                                  3.47%       3.69%
Net interest margin                                   3.61%       3.80%

T F FINANCIAL CORPORATION
FINANCIAL INFORMATION
(dollars in thousands except per share data)


                                                     THREE MONTHS           INC           SIX MONTHS          INC
                                                6/30/2006    6/30/2005     (DEC)    6/30/2006    6/30/2005   (DEC)


NON-INTEREST INCOME

          Retail banking fees                         $ 647        $ 669     -3.3%      $ 1,319      $ 1,309   0.8%
          Gain on sale of loans                        $ 29          $ 8    262.5%         $ 38         $ 30  26.7%
          Gain (loss) on sales of securities            (51)           -      0.0%          (51)           -   0.0%

NON-INTEREST EXPENSE

          Salaries and benefits                       2,498        2,303      8.5%        4,952        4,694   5.5%
          Stock-based compensation                      185            -      0.0%          370            -   0.0%
          Occupancy                                     694          640      8.4%        1,398        1,301   7.5%
          Deposit insurance                              15           16     -6.3%           30           33  -9.1%
          Professional fees                             135          211    -36.0%          347          437 -20.6%
          Deposit intangible amortization                28           34    -17.6%           56           68 -17.6%
          Advertising                                   175          186     -5.9%          352          362  -2.8%
          Other                                         571          553      3.3%        1,166        1,179  -1.1%

                                                                                          INC
                                                  6/30/2006              12/31/2005      (DEC)

DEPOSIT INFORMATION

          Non-interest checking                    $ 37,122               $ 37,138         0.0%
          Interest checking                          49,490                 52,319        -5.4%
          Money market                               59,139                 79,666       -25.8%
          Savings                                   143,330                151,725        -5.5%
          CD's, retail                              178,959                149,673        19.6%
          CD's, broker                               11,689                      -         0.0%

OTHER PERIOD ENDING INFORMATION

Per Share
          Book value (a)                            $ 23.33                $ 23.08
          Tangible book value (a)                   $ 21.72                $ 21.46
          Closing market price                      $ 28.85                $ 28.45

Balance sheet
          Loans,net                               $ 517,866              $ 490,959         5.5%
          Cash and cash equivalents                   6,013                  3,821        57.4%
          Mortgage-backed securities                 77,610                 93,688       -17.2%
          Investment securities                      42,112                 42,563        -1.1%
          Total assets                              674,134                660,839         2.0%
          FHLB advances and other                   123,013                121,260         1.4%
          Stockholders' equity                       62,873                 62,648         0.4%

ASSET QUALITY
          Non-performing loans                        1,314                  1,588       -17.3%
          Loan loss reserves                          2,788                  2,641         5.6%
          Reserves to gross loans                     0.54%                  0.54%         0.0%
          Non-performing loans to gross loans         0.25%                  0.32%       -21.9%
          Non-performing loans to total assets        0.19%                  0.24%       -20.8%
          Foreclosed property                             -                    700      -100.0%
          Foreclosed property to total assets         0.00%                  0.11%      -100.0%
          Non-performing assets to total assets       0.19%                  0.35%       -45.7%

OTHER STATISTICAL INFORMATION
          Shares outstanding (000's) (a)              2,695                  2,714
          Number of branch offices                       15                     15
          Full time equivalent employees                184                    172


(a) Excludes 175,000 and 185,000 employee stock ownership plan shares at June 30, 2006 and December 31, 2005, respectively.